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                                                                   Exhibit 24(a)



KPMG Peat Marwick LLP



The Board of Directors
Omega Health Systems, Inc.:


We consent to the use of our reports included herein and to reference to our firm under the heading "Experts" in the prospectus.



                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                  KPMG Peat Marwick LLP




Memphis, Tennessee
October 24, 1997